Exhibit 99.1

Smart for Life Completes Acquisition of Ceautamed Worldwide the Owner of Greens First

Acquisition Expected to be Highly Synergistic and Accretive

Adds Established Medical Distribution Channel and Expands Product Portfolio

Miami, FL – August 4, 2022 – Globe Newswire – Smart for Life, Inc. (Nasdaq: SMFL) (“Smart for Life” or the “Company”), a high growth global leader in the health & wellness sector, marketing and manufacturing nutritional foods and supplements worldwide, today announced the completion of its previously announced Ceautamed Worldwide acquisition.

“This is an unequivocal validation of our ‘buy and build’ acquisition strategy, as we execute on our mission to become a dominant global force in the health and wellness sector,” noted A.J. Cervantes, Jr., Executive Chairman of Smart for Life. “This transaction provides numerous benefits to Smart for Life including not only solid financials, including positive EBITDA, but also the addition of experienced management, a successful medical distribution channel, migration of substantial contract manufacturing business to our Miami-based manufacturing facility and, most importantly, the addition of the Greens First brand with over 45 SKUs to our growing portfolio of great brands and products.”

Smart for Life’s acquisition of Ceautamed closed on July 29, 2022 and brings with it the Greens First line of products, which have been sold primarily via medical channels for over 20 years. Ceautamed has historically utilized third-party contract manufacturing that will migrate to Bonne Santé Natural Manufacturing, Smart for Life’s wholly owned state-of-the-art FDA-certified manufacturing facility based in Miami, Florida.

Stuart Benson, Ceautamed’s Founder and Chairman, said, “Ryan Benson, Ceautamed’s Chief Executive Officer, and I have worked proactively with the Smart for Life team to ensure a seamless transition, and we look forward to consolidating Ceautamed’s operations with Smart for Life’s. We have successfully built Ceautamed over the last 20 years and are excited to be part of the team supporting Ceautamed’s next chapter.”

Ryan Benson, Ceautamed’s CEO, remarked, “Over the past decade building our company, our entire team has spent countless hours and has been completely dedicated to the success of Ceautamed’s brands such as Greens First. We are thrilled about our agreement with Smart for Life and we look forward to the long-term future of our business with their support.”

An additional key benefit of the Ceautamed acquisition is leveraging Smart for Life’s considerable direct-to-consumer expertise and cross marketing Greens First products through its existing marketing initiatives on Amazon and other platforms.

“Our entire management team has been diligent in working to identify opportunities that we will now actualize, particularly consolidation and cross marketing benefits of our other products and services,” said Darren Minton, Smart for Life’s Chief Executive Officer. “In addition, this acquisition not only validates our business model but contributes to our previously announced goal of $300 million in revenue within the next several years, while enabling us to achieve significant economies of scale. Despite adverse market conditions, we told our shareholders we would accomplish this acquisition, and we did.”

Alan Bergman, Smart for Life’s Chief Financial Officer, said, “Notwithstanding the worldwide financial market meltdown, high inflation, the Russian-Ukrainian war and the material diminution of market valuations for public companies across the board, we were determined in structuring and securing the necessary financing to successfully complete this transaction. I’m pleased to report that not a single share of stock was sold to accomplish the Ceautamed acquisition.”

Mr. Cervantes added, “We believe it is only a matter of time before the market recognizes the opportunity that Smart for Life represents. Despite adverse conditions that companies of all shapes and sizes are currently experiencing, we believe we will continue to get transactions completed to further our business goals and reach significant organizational milestones which, in turn, can lead to enhanced market valuations.”

Mr. Minton concluded, “It is our opinion that our proactive acquisition strategy, targeting accretive cash flow positive companies, combined with strategies to enhance organic growth, represents the best path to drive long-term value for shareholders.”

A video regarding Mr. Minton’s public statement discussing the Ceautamed acquisition is here: www.smartforlifecorp.com./ceautamed-video/.

About Ceautamed Worldwide

Ceautamed Worldwide, based in Boca Raton, Florida, was formed in 2009 and owns the Greens First line of branded products which have been specifically marketed to the healthcare provider sector. These vitamins and supplements have been sold on a business-to-business basis, direct-to-consumer as well as sold utilizing an international medical distribution company pursuant to a long-term contract. Ceautamed’s Greens First brand also maintains an online presence at: www.greensfirst.com.

About Smart for Life, Inc.

Smart for Life, Inc. (Nasdaq: SMFL) is engaged in the development, marketing, manufacturing, acquisition, operation and sale of a broad spectrum of nutritional and related products with an emphasis on Health & Wellness. Structured as a publicly held global holding company, the Company is executing a buy-and-build strategy with serial accretive acquisitions creating a vertically integrated company with an objective of aggregating companies generating a minimum of $300 million in revenues within the next thirty-six months. To drive growth and earnings, Smart for Life is developing proprietary products as well as acquiring other profitable companies, encompassing brands, manufacturing and distribution channels. The Company currently operates five subsidiaries including Doctors Scientific Organica, Nexus Offers, Bonne Santé Natural Manufacturing, GSP Nutrition and Ceautamed Worldwide. For more information about Smart for Life, please visit: www.smartforlifecorp.com.

Video regarding the Company’s manufacturing facility at Bonne Santé Natural Manufacturing is available at: www.bonnesantemanufacturing.com/video.

Investor material and a Fact Sheet with additional information about Smart for Life is available at: www.smartforlifecorp.com/investor-center.

Forward-Looking Statements

This press release may contain information about our views of future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on management’s beliefs, assumptions and expectations of Smart for Life’s future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Although Smart for Life believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Smart for Life does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. No assurances can be made that Smart for Life will successfully acquire its acquisition targets. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause Smart for Life’s actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Actual results may differ materially from the expectations discussed in forward-looking statements. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks set forth in “Risk Factors” included in our filings with the Securities and Exchange Commission.

Disclaimer

The information provided in this press release is intended for general knowledge only and is not a substitute for professional medical advice or treatment for specific medical conditions. Always seek the advice of your physician or other qualified health care provider with any questions you may have regarding a medical condition. This information is not intended to diagnose, treat, cure or prevent any disease.

Investor Relations Contact

Crescendo Communications, LLC
Tel: (212) 671-1021
SMFL@crescendo-ir.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/a1739cbb-d323-47dc-a948-dab7b12f4587